EXHIBIT 10.46

EXECUTIVE NONCOMPETITION AGREEMENT

THIS EXECUTIVE NONCOMPETITION AGREEMENT dated as of April 1, 2011 (the “Agreement”) is made and entered into by and between Old Line Bancshares, Inc., a Maryland corporation (“OLB”), and G. Thomas Daugherty, an executive officer (the “Executive”) of Maryland Bankcorp, Inc., a Maryland corporation (the “MDBC”).

RECITALS

WHEREAS, concurrently herewith, OLB and MDBC are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, MDBC will be merged with and into OLB, with OLB continuing as the surviving company (the “Merger”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, and as part of the transactions contemplated by the Merger Agreement, Executive has agreed, in exchange for adequate consideration hereunder, to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Noncompetition. In exchange for the sum of Two Hundred Thousand Dollars ($200,000) from OLB to Executive, of which $25,000 shall be paid at the Effective Time (as that term is defined below) and the remaining amount shall be payable in equal installments on a quarterly basis during the first two years of the Non-Compete Period (as that term is defined below), Executive agrees, for a period commencing at such time when the Merger is consummated (the “Effective Time”) and continuing for the following three years (the “Non-Compete Period”), that Executive will not either individually or together with any other person or entity:

(a)           transact any commercial banking or other banking-related business with any person or entity who is a customer, depositor or client of Old Line Bank (the “Bank”), or its affiliates or successors (including OLB), as of the Effective Time, other than on behalf of, and at the request of, OLB or any of its affiliates or successors;

(b)           directly or indirectly induce any employee or contractor of the Bank or its affiliates or successors (including OLB) as of the Effective Time to terminate his or her employment or engagement with MDBC and the Bank or its affiliates or successors (including OLB) or to hire any such employee or former employee of the Bank or its affiliates or successors (including OLB);

(c)           cause, induce or encourage, directly or indirectly, any person or entity who is a customer, depositor or client of the Bank, its affiliates or successors (including OLB) as of the Effective Time to terminate or adversely change any relationship with the Bank, its affiliates or successors (including OLB) or cause, induce or encourage any person or entity that is a potential supplier, customer, depositor or client of the Bank, its affiliates or successors (including OLB) after the Effective Time not to enter into any business relationship with the Bank, its affiliates or successors (including OLB); or

(d)           directly or indirectly in any capacity, including but not by way of limitation, as an owner, employee, employer, operator, investor, independent contractor, agent, stockholder, partner (general or limited), joint venturer, member, manager, officer, director, consultant, franchisee, franchiser, adviser or co-worker, whether or not for compensation enter into, conduct, participate or engage in the business of banking or in any banking-related business which is being conducted by the Bank or OLB, including without limitation the operation of a bank, savings and loan association, savings bank, credit union or other financial institution, or a holding company for such an institution; provided, that it shall not be a violation of this provision for Executive to own up to a 4.9% ownership interest in any such institution or holding company as a passive investor.

2.           Ancillary Agreement; Remedies.  Executive agrees and acknowledges that (i) this Agreement is ancillary to the Merger Agreement, and the primary purpose of the Merger Agreement is not to obligate Executive to render personal services, (ii) the provisions hereof are reasonable and necessary for the protection of OLB from and after the Effective Time, including protection from the prevention of the use or misuse of the trade secrets, client and customers lists and established customer relationships of the Bank, its affiliates or successors (including OLB), (iii) the breach of Section 1 of this Agreement by Executive will result in irreparable harm to OLB, (iv) no adequate remedy at law is available to OLB for the breach by him of the provisions of Section 1 of this Agreement, and (v) OLB shall be entitled to specific enforcement, and injunctive relief for any breach or threatened breach, of Section 1 of this Agreement, without the necessity of proving actual monetary loss and without bond or other security being required.

3.           Covenant to Cooperate.  During the first two years of the Non-Compete Period, Executive agrees to (a) assist OLB and the Bank with any questions and concerns, and  provide any advice upon request, regarding the Merger, or the business, operations, target market, personnel matters, vendors, service, or customers of MDBC or Maryland Bank & Trust Company, N.A. prior to the Merger, and (b) fully cooperate with OLB and the Bank to provide for a smooth transition period following the Merger.

4.           Miscellaneous.

(a)           Non-Assignability.  This Agreement may not be assigned by Executive.

(b)           Binding on Successors and Assigns.  This Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.  Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person.

(c)           Entire Agreement; Amendment.  This Agreement, along with any agreements referenced herein, contains the entire, complete, and integrated agreement among the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous arrangements, agreements or understandings among the parties, written or oral, express or implied, that may have related to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties.

(d)           Governing Law.  This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Maryland, without regard to Maryland’s conflict-of-laws provisions.  The parties hereby submit to the jurisdiction and venue of the courts of Maryland, and any legal or equitable action to enforce this or any related agreements may only be brought in the circuit courts therein.

(e)           Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

(f)           Notices.  All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed sufficient and duly given:    (i) when delivered personally to the recipient; (ii) upon confirmation of good transmission if sent by facsimile; or (iii) when delivered to the last known address of the recipient (A) one business day after delivery to a reputable express courier service for next-day delivery (charges prepaid), or (B) three days after being sent to the recipient by certified mail, return receipt requested and postage prepaid, addressed as follows:

(1)           If to OLB:                               Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland  20716
Attn:  James W. Cornelsen, President and CEO
Fax:  (301) 430-2531

with copy to:                     Ober, Kaler, Grimes & Shiver, P.C.
100 Light Street
Baltimore, Maryland 21202
Attn:  Frank C. Bonaventure, Esq.

(2)           If to Executive:                      At the address(es) indicated on the applicable
signature page hereto.

Addresses may be changed by notice in writing signed by the addressee.

(g)           Severability.  Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(h)           Counterparts; Facsimile. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which together will be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(i)           Construction.  This Agreement has been prepared by all parties hereto, and the language used herein shall not be construed in favor of or against any particular party.

(j)           No Waiver.  The delay or failure on the part of any party to (i) insist upon the strict compliance with any of the terms of this Agreement or (ii) exercise any rights or remedies hereunder shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, nor shall any single or partial exercise of any right or remedy hereunder preclude any subsequent exercise thereof or the exercise of any other right or remedy at any later time or times.

(k)           WAIVER OF JURY TRIAL.  EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH IT MAY BE A PARTY, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT.  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES HERETO.  THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH PARTY, AND EACH HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH PARTY FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE EXECUTION OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

OLB:

OLD LINE BANCSHARES, INC.

By: /s/ James W. Cornelsen
Name: James W. Cornelsen
Title:   President and Chief Executive Officer

EXECUTIVE:

/s/ G. Thomas Daugherty
G. Thomas Daugherty

Address for Notice:

46619 Millstone Landing Road
Lexington Park, Maryland 20653